UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2016

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143-1254 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2016, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of First Midwest Bancorp, Inc. (the “Company”) increased the size of the Board from twelve to fourteen directors and elected Kathryn J. Hayley and Frank B. Modruson as directors to fill the newly created vacancies, effective immediately. The Company will update this report upon the appointment of Ms. Hayley and Mr. Modruson to committees of the Board.

There are no arrangements or understandings between either of Ms. Hayley or Mr. Modruson and any other person in connection with their respective elections to the Board. There are no transactions between either of Ms. Hayley or Mr. Modruson and the Company or any of its subsidiaries that are reportable under Item 404(a) of Regulation S-K.

As non-employee directors, each of Ms. Hayley and Mr. Modruson will participate in the Company’s non-employee director compensation programs, which are described more fully in the Company’s proxy statement filed with the Securities and Exchange Commission on April 14, 2016.

The Company issued a press release, dated August 22, 2016, announcing the election of Ms. Hayley and Mr. Modruson to the Board, which press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

99.1     Press Release issued by First Midwest Bancorp, Inc. dated August 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date:	August 22, 2016	/s/ NICHOLAS J. CHULOS
By: Nicholas J. Chulos Executive Vice President, Corporate Secretary, and General Counsel